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                                                                      EXHIBIT 11

                          THE WILLIAMS COMPANIES, INC.

         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE

                                                                   YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1996         1995         1994
                                                              --------    ----------    --------
                                                                 (THOUSANDS, EXCEPT PER-SHARE
                                                                           AMOUNTS)
Primary earnings:
  Income from continuing operations.........................   362,300       299,400     164,900
  Preferred stock dividends:
     $2.21 cumulative preferred stock.......................     1,600         6,000       8,800
     $3.50 cumulative convertible preferred stock...........     8,800         5,800          --
     Effect of preferred stock exchange.....................        --         3,500          --
                                                              --------    ----------    --------
  Income from continuing operations, net of preferred stock
     dividends..............................................   351,900       284,100     156,100
  Income from discontinued operations.......................        --     1,018,800      94,000
                                                              --------    ----------    --------
  Income before extraordinary loss, net of preferred stock
     dividends..............................................   351,900     1,302,900     250,100
  Extraordinary loss........................................        --            --     (12,200)
                                                              --------    ----------    --------
  Income applicable to common stock.........................   351,900     1,302,900     237,900
                                                              ========    ==========    ========
Primary shares:
  Average number of common shares outstanding during the
     period.................................................   157,079       148,069     151,853
  Common-equivalent shares attributable to options and
     deferred stock.........................................     5,039         5,000       1,851
                                                              --------    ----------    --------
  Total common and common-equivalent shares.................   162,118       153,069     153,704
                                                              ========    ==========    ========
Primary earnings per common and common-equivalent share:
  Income from continuing operations.........................  $   2.17    $     1.86    $   1.02
  Income from discontinued operations.......................        --          6.65         .61
                                                              --------    ----------    --------
  Income before extraordinary loss..........................      2.17          8.51        1.63
  Extraordinary loss........................................        --            --        (.08)
                                                              --------    ----------    --------
          Net income........................................  $   2.17    $     8.51    $   1.55
                                                              ========    ==========    ========
Fully diluted earnings:
  Income from continuing operations.........................   362,300       299,400     164,900
  Preferred stock dividends:
     $2.21 cumulative preferred stock.......................     1,600         6,000       8,800
     Effect of preferred stock exchange.....................        --         3,500          --
                                                              --------    ----------    --------
  Income from continuing operations, net of preferred stock
     dividends..............................................   360,700       289,900     156,100
  Income from discontinued operations.......................        --     1,018,800      94,000
                                                              --------    ----------    --------
  Income before extraordinary loss, net of preferred stock
     dividends..............................................   360,700     1,308,700     250,100
     Extraordinary loss.....................................        --            --     (12,200)
                                                              --------    ----------    --------
  Income applicable to common stock.........................   360,700     1,308,700     237,900
                                                              ========    ==========    ========
Fully diluted shares:
  Average number of common shares outstanding during the
     period.................................................   157,079       148,069     151,853
  Common-equivalent shares attributable to options and
     deferred stock.........................................     5,260         5,278       1,900
  Dilutive preferred shares.................................     5,860         3,933          --
                                                              --------    ----------    --------
  Total common and common-equivalent shares.................   168,199       157,280     153,753
                                                              ========    ==========    ========
Fully diluted earnings per common and common-equivalent
  share:
     Income from continuing operations......................  $   2.14    $     1.84    $   1.02
     Income from discontinued operations....................        --          6.48         .61
                                                              --------    ----------    --------
     Income before extraordinary loss.......................      2.14          8.32        1.63
     Extraordinary loss.....................................        --            --        (.08)
                                                              --------    ----------    --------
          Net income........................................  $   2.14    $     8.32    $   1.55
                                                              ========    ==========    ========

Note: Share and per-share amounts have been restated to reflect the effect of the December 30, 1996, 3-for-2 common stock split and distribution.

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